As Filed with the Securities and Exchange Commission on July 28, 1998.
                                                      Registration No. 333-18771
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         Post-Effective Amendment No. 4(1)
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                  SYNETIC, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                               22-2975182
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)               Identification No.)


                     669 River Drive, River Drive Center II
                         Elmwood Park, New Jersey 07407
                                 (201) 703-3400
  (Address, including Zip Code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           ---------------------------

                              Charles A. Mele, Esq.
                    Executive Vice President--General Counsel
                                  Synetic, Inc.
                     669 River Drive, River Drive Center II
                         Elmwood Park, New Jersey 07407
                                 (201) 703-3400
    (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                    Copy to:
                           Creighton O'M. Condon, Esq.
                             Stephen T. Giove, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000

                           ---------------------------

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|
================================================================================
1 Pursuant to Rule 401(e), this Post-Effective Amendment to Form S-3 amends Registration Statement No. 333-18771.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 4 is being filed solely for the purpose of removing from registration the shares of Common Stock par value $.01, (the "Common Stock") of Synetic, Inc. (the "Company") offered hereby by certain selling stockholders of the Company named herein (collectively, the "Selling Stockholders") that remain unsold at the termination of this offering pursuant to Item 512(a)(3) of Regulation S-K. The registration of the shares of the Company's Common Stock hereby pursuant to this resale shelf-registration statement was filed in connection with the acquisition of Avicenna Systems Corporation by the Company pursuant to an Agreement and Plan of Merger, dated as of December 23, 1996, among the Company, Synternet Acquisition Corp., Avicenna Systems Corp. and certain other individuals named therein (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company was required to cause the Registration Statement to remain effective until the earliest to occur of
(i) the sale of all Registered Shares (as defined in the Merger Agreement) by the Selling Stockholders, (ii) the Parent Shares (as defined in the Merger Agreement) being tradeable pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or (iii) June 30, 1998. Consequently, the Company is no longer required by the terms of the Merger Agreement to keep the Registration Statement effective. At this time, 6,047 shares of Common Stock registered pursuant to this Registration Statement remain unsold. The Company hereby removes such shares from registration. This Post-Effective Amendment No. 4 does not contain a copy of the Prospectus or Part II included in the Registration Statement as the sole purpose of this filing is to remove from registration all of the shares of Common Stock offered hereby that remain unsold pursuant to the Registration Statement.



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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, Synetic, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Elmwood Park, State of New Jersey, on the 28th day of July, 1998.

                                             SYNETIC, INC.


                                             By  /s/ Paul C. Suthern
                                                 ------------------------------
                                                 Paul C. Suthern
                                                 Chief Executive Officer




                  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature                      Title                           Date
     ---------                      -----                           ----

 /s/ Paul C. Suthern     Chief Executive Officer; Director
----------------------   (Principal Executive Officer)           July 28, 1998
   Paul C. Suthern

          *              Executive Vice President and Chief
----------------------   Financial Officer (Principal
    Anthony Vuolo        Accounting and Financial Officer)       July 28, 1998

          *              Executive Vice President--General
----------------------   Counsel; Director                       July 28, 1998
   Charles A. Mele

         *
----------------------
  James V. Manning       Director                                July 28, 1998

          *
----------------------
 Thomas R. Ferguson      Director                                July 28, 1998

          *
----------------------
 Mervyn L. Goldstein     Director                                July 28, 1998

          *
----------------------
    Ray E. Hannah        Director                                July 28, 1998

          *
----------------------
   Roger H. Licht        Director                                July 28, 1998

     Signature                      Title                           Date
     ---------                      -----                           ----

------------------------
    Bernard A. Marden              Director                      July 28, 1998

             *
------------------------
     Herman Sarkowsky              Director                      July 28, 1998

             *
------------------------
      Albert M. Weis               Director                      July 28, 1998

             *
------------------------
      Martin J. Wygod              Director                      July 28, 1998

*By /s/ Charles A. Mele                                          July 28, 1998
   ----------------------
       Charles A. Mele
       Attorney-in-fact


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